EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registrtion Statement (Form S-8 No. 33-70448) pertaining to the First Shenango Bancorp, Inc. 1993 Stock Option Plan, First Federal Savings Bank of New Castle Management Stock Bonus Plan, and First Federal Savings Bank of New Castle Directors Stock Bonus Plan of First Shenango Bancorp, Inc. of our report dated February 7, 1997, with respect to the consolidated financial statements of First Shenango Bancorp, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996.



/s/Ernst & Young LLP
Pittsburgh, Pennsylvania
March 21, 1997